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                                                                EXHIBIT (23)-(2)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the use of our reports dated February 6, 1997 and to all references to our firm included in and incorporated by reference in this Registration Statement.



                               ARTHUR ANDERSEN LLP

Detroit, Michigan
August 27, 1997